UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

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WESTMORELAND RESOURCE PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Waiver and Amendment No. 4 to the Financing Agreement

On May 15, 2018, Westmoreland Resource Partners, LP (the “Partnership”), its subsidiary, Oxford Mining Company, LLC, as borrower, and the guarantors party thereto (collectively, the "Loan Parties"), U.S. Bank National Association, as administrative agent and collateral agent (together, the “Agents”), and the lenders party thereto entered into Waiver and Amendment No. 4 (the “Waiver”) to the Financing Agreement dated December 13, 2014, among the Loan Parties, the Agents, and the lenders party thereto (as amended, the “Financing Agreement”). Pursuant to the Waiver, the Agents, the lenders and the Loan Parties agreed, among certain other affirmative covenants, to extend the waiver of any actual or potential Default of Event of Default that arose or may have arisen, in each case, solely as a result or in connection with the Loan Parties’ failure under Section 7.01(a)(iii) of the Financing Agreement to deliver to each Agent and each Lender an unqualified audit opinion in connection with the audited financial statements for the Fiscal Year of the Partnership and its Subsidiaries ending December 31, 2017, until the earliest of (i) 11:59 pm New York time June 15, 2018, (ii) the occurrence of any event of default not waived pursuant to the Waiver or (iii) an insolvency proceeding of Westmoreland Coal Company.

The foregoing description of the Waiver is qualified in its entirety by reference to the terms of the Waiver, which will be filed with the Securities and Exchange Commission as required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND RESOURCE PARTNERS, LP

Date: May 16, 2018	By:	/s/ Samuel N. Hagreen
Samuel N. Hagreen Secretary & Associate General Counsel